Exhibit 1.1

EXECUTION VERSION

CF INDUSTRIES, INC.
$750,000,000 5.150% SENIOR NOTES DUE 2034
$750,000,000 5.375% SENIOR NOTES DUE 2044

UNDERWRITING AGREEMENT

March 6, 2014

March 6, 2014

To the Representatives named in Schedule I hereto

Ladies and Gentlemen:

CF Industries, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 5.150% Senior Notes due 2034 (the “2034 Notes”) and $750,000,000 principal amount of its 5.375% Senior Notes due 2044 (the “2044 Notes”). The 2034 Notes and the 2044 Notes are collectively referred to herein as the “Notes.”  The 2034 Notes will be issued pursuant to the Third Supplemental Indenture (the “2034 Notes Indenture Supplement”), to be entered into on the Closing Date (as defined in Section 4 hereof) among the Company, the Guarantor (as defined below) and the Trustee identified in Schedule I hereto (the “Trustee”).  The 2044 Notes will be issued pursuant to the Fourth Supplemental Indenture (the “2044 Notes Indenture Supplement”), to be entered into on the Closing Date among the Company, the Guarantor and the Trustee. The 2034 Notes Indenture Supplement and the 2044 Notes Indenture Supplement will supplement the Indenture dated May 23, 2013 among the Company, the Guarantor and the Trustee (the “Base Indenture”).  Upon the issuance thereof, the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by CF Industries Holdings, Inc. (the “Guarantor”).  The Notes and the Guarantees are collectively referred to herein as the “Securities.”

The Company and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (the file number of which with respect to each of the Company and the Guarantor is set forth in Schedule I hereto), including a prospectus, on Form S-3, relating to certain securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company and the Guarantor.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 22, 2013 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration

Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, and any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties.  The Company and the Guarantor, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company or the Guarantor, threatened by the Commission.  Each of the Company and the Guarantor is, and at the time of the initial filing of the Registration Statement was, a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and neither the Company nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein or (B) that part of the Registration Statement that constitutes any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)   Neither the Company nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus and electronic road shows, if any, each furnished to the Representatives before first use, neither the Company nor the Guarantor has prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)   Each of the Guarantor and the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(e)   Each subsidiary of the Guarantor (other than the Company) is a corporation, a limited liability company or a partnership duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, has the corporate, limited liability company or partnership, as the case may be, power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.  Except as described in the Prospectus, all of the issued shares of capital stock of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and (other than directors’ qualifying shares or foreign national qualifying capital stock) are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f)    This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(g)   The Base Indenture has been duly qualified under the Trust Indenture Act and duly authorized and, when duly executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)   The 2034 Notes Indenture Supplement has been duly authorized and, when duly executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)    The 2044 Notes Indenture Supplement has been duly authorized and, when duly executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)    The 2034 Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Base Indenture, as supplemented by the 2034 Notes Indenture Supplement, and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture as supplemented by the 2034 Notes Indenture Supplement.

(k)   The 2044 Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Base Indenture, as supplemented by the 2044 Notes Indenture Supplement, and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture as supplemented by the 2044 Notes Indenture Supplement.

(l)    The Guarantee of the 2034 Notes has been duly authorized and, upon execution and delivery of the 2034 Notes Indenture Supplement, will have been duly executed and delivered by the Guarantor and will constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture as supplemented by the 2034 Notes Indenture Supplement.

(m)  The Guarantee of the 2044 Notes has been duly authorized and, upon execution and delivery of the 2044 Notes Indenture Supplement, will have been duly executed and delivered by the Guarantor and will constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Base Indenture as supplemented by the 2044 Notes Indenture Supplement.

(n)   The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, the Base Indenture, as supplemented by the 2034 Notes Indenture Supplement and the 2044 Notes Indenture Supplement, the 2034 Notes Indenture Supplement, the 2044 Notes Indenture Supplement and the Securities, will not contravene (i) any provision of applicable law, (ii) the charter or bylaws of the Company or the Guarantor, (iii) any agreement or other instrument binding upon the Guarantor or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Guarantor or any of its subsidiaries, except, in the case of the immediately-preceding clauses (i), (iii) and (iv), for any such contraventions as would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantor of their respective obligations under this Agreement, the Base Indenture, as supplemented by the 2034 Notes Indenture Supplement and the 2044 Notes Indenture Supplement, the 2034 Notes Indenture Supplement, the 2044 Notes Indenture Supplement or the Securities, except for such failures to obtain or have any such consent, approval, authorization, order or qualification as would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, and except such as (x) may have been obtained or (y) may be required by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions in connection with the offer and sale of the Securities.

(o)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(p)   There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Guarantor, threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole, or on the power or ability of the Company and the Guarantor to perform their respective obligations under this Agreement, the Base Indenture, as supplemented by the 2034 Notes Indenture Supplement and the 2044 Notes Indenture Supplement, the 2034 Notes Indenture Supplement, the 2044 Notes Indenture Supplement or the Securities or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q)   Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(r)    Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither the Company nor the Guarantor will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s)    Except as disclosed in the Prospectus, the Guarantor and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (“Environmental Permits”) and (iii) are in compliance with all terms and conditions of all such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive required Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(t)    Except as disclosed in the Prospectus, there are no known costs or known actual or threatened liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Environmental Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

(u)   Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or the Guarantor and any person granting such person the right to require the Company or the Guarantor to file a registration statement under the Securities Act with respect to any securities of the Company or the Guarantor. There are no contracts or agreements between the Company or the Guarantor and any person granting such person the right to require the Company to include any securities of the Guarantor with the Securities registered pursuant to the Registration Statement or in the offering contemplated by this Agreement.

(v)   None of the Guarantor or any of its subsidiaries, controlled affiliates, directors or executive officers, or, to the knowledge of the Company or the Guarantor, other affiliate, employee, agent or representative of the Guarantor or of any of its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Guarantor and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(w)  The operations of the Guarantor and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Pub. L. 107-56 (signed into law October 26, 2001)), and the applicable anti-money laundering statutes of jurisdictions where the Guarantor and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(x)   (i)  The Company and the Guarantor represent that none of the Guarantor or any of its subsidiaries (collectively, the “Entity”) or directors or executive officers or, to the knowledge of the Entity, any employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by, a Person that is:

(A)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii)  The Entity represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)  The Entity represents that, for the past 5 years, it has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(y)   Except as described in the Prospectus, (i) the Entity has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Entity, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Entity; and (ii) any real property and buildings held under lease by the Entity are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to the Entity and do not materially interfere with the use made and proposed to be made of such property and buildings by the Entity.

(z)   The Entity possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as presently conducted, except as described in the Prospectus or where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a material adverse effect on the Entity, taken as a whole; and no member of the Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Entity, taken as a whole, except as described in the Prospectus.

(aa) The consolidated financial statements of the Guarantor and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the related rules and regulations of the Commission; present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of operations and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein).

(bb) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.     Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

3.     Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable.  The Company is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.     Payment and Delivery.  Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to the Representatives on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.     Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Guarantor or the Company, or any of the securities of the Guarantor or any of its subsidiaries or in the rating outlook for the Guarantor or the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect set forth in

Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Guarantor contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantor have complied in all material respects with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date the opinions of and a letter from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)   The Underwriters shall have received on the Closing Date, at the request of the Company, an opinion of Douglas C. Barnard, Senior Vice President, General Counsel, and Secretary of the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)   The Underwriters shall have received on the Closing Date a certification of William W. Stewart, Chief Geologist of the Company, to the effect set forth in Exhibit A hereto.

(f)    The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(g)   The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent registered public accountants for the Guarantor, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)   The Underwriters shall have received on the Closing Date customary secretary’s certificates with respect to each of the Company and the Guarantor in a form reasonably satisfactory to the Underwriters.

6.     Covenants of the Company and the Guarantor.  The Company and the Guarantor, jointly and severally, covenant with each Underwriter as follows:

(a)   To furnish to the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or

6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object.

(c)   To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)   Not to take any action that would result in an Underwriter, the Company or the Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company and the Guarantor, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company and the Guarantor, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company)

to which Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)   To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject the Company to material taxation or service of process in any jurisdiction where it is not so subject as of the date hereof.

(h)   To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses incurred by them in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company or the Guarantor and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1) under the Securities Act, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; provided that the Company and the Guarantor shall not be required to pay any such costs that, together with the cost of printing or producing any Blue Sky or Legal Investment memorandum, exceed $10,000 in the aggregate; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority; (v) any fees charged by the rating agencies for the rating of the Securities; (vi) the cost of the preparation, issuance and delivery of the Securities; (vii) the costs and charges of any trustee, transfer agent, registrar or depositary; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show (and the Underwriters agree to pay 50% of the cost of any aircraft chartered in connection with the road show); and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(k)   During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or the Guarantor or warrants to purchase or otherwise acquire debt securities of the Company or the Guarantor substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

(l)    To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, such consent not to be unreasonably withheld, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(m)  To cooperate with the Representatives and use reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

7.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company as follows:

(a)   Not to take any action that would result in the Company being required to file with the Commission by Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b)   Without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.

8.     Indemnity and Contribution.  (a) (i) Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their respective directors, their respective officers who sign the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Sections 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantor and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus.  The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)   The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter, or by or on behalf of the Company, the Guarantor, the officers or directors of the Company or the Guarantor, or any person controlling the Company or the Guarantor, and (iii) acceptance of and payment for any of the Securities.

9.     Termination.  The Underwriters may terminate this Agreement by written notice given by the Representatives to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (b) trading of any securities of the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.  Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company and the Guarantor will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.  Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantor and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)   Each of the Company and the Guarantor acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Underwriters owe the Company and the Guarantor only those duties and obligations set forth in this Agreement and contemporaneous and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Guarantor.  Each of the Company and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.  Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.  Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.  Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the addresses set forth in Schedule I hereto; and if to the Company or the Guarantor shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

16.  Patriot Act.  In accordance with the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Remainder of the page intentionally left blank.]

Very truly yours,

CF INDUSTRIES, INC.

By:	/s/ Dennis P. Kelleher
Dennis P. Kelleher
Senior Vice President and Chief Financial Officer

Very truly yours,

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ Dennis P. Kelleher
Dennis P. Kelleher
Senior Vice President and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

SCHEDULE I

Representatives:	Morgan Stanley & Co. LLC Goldman, Sachs & Co.

Trustee:	Wells Fargo Bank, National Association

Registration Statement File No.:	333-188068 and 333-188068-01

Time of Sale Prospectus:	Prospectus dated April 22, 2013 relating to the Shelf Securities

The preliminary prospectus supplement dated March 6, 2014 relating to the Securities

Final term sheet dated March 6, 2014 filed by the Company under Rule 433(d) of the Securities Act attached hereto as Exhibit B

Aggregate Principal Amount:	2034 Notes: $750,000,000

2044 Notes: $750,000,000

Purchase Price:

2034 Notes: 98.605% of the principal amount of the 2034 Notes, plus accrued interest, if any, from March 11, 2014

2044 Notes: 98.873% of the principal amount of the 2044 Notes, plus accrued interest, if any, from March 11, 2014

Maturity:	March 15, 2034 for the 2034 Notes and March 15, 2044 for the 2044 Notes

Interest Rate:	5.150% per annum for the 2034 Notes and 5.375% per annum for the 2044 Notes, accruing from March 11, 2014

Interest Payment Dates:	March 15 and September 15 commencing September 15, 2014

Closing Date and Time:	March 11, 2014, 10:00 a.m. EST

I-1

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036 Attention: Investment Banking Division
Fax: (212) 761-0260

Goldman, Sachs & Co. 200 West Street New York, New York 10282 Attention: Registration Department

Address for Notices to the Company or the Guarantor:	CF Industries, Inc. 4 Parkway North, Suite 400 Deerfield, Illinois 60015 Attention: CFO and General Counsel Fax: (847) 405-2711

I-2

SCHEDULE II

Underwriter	Principal Amount of 2034 Notes	Principal Amount of 2044 Notes

Morgan Stanley & Co. LLC	$412,500,000	$412,500,000
Goldman, Sachs & Co.	$262,500,000	$262,500,000
BMO Capital Markets Corp.	$18,750,000	$18,750,000
U.S. Bancorp Investments, Inc.	$18,750,000	$18,750,000
Wells Fargo Securities, LLC	$18,750,000	$18,750,000
CIBC World Markets Corp.	$9,375,000	$9,375,000
RBC Capital Markets, LLC	$9,375,000	$9,375,000
Total	$750,000,000	$750,000,000

II-1

EXHIBIT A

FORM OF CHIEF GEOLOGIST’S CERTIFICATE

March 11, 2014

I, William W. Stewart, acting in my capacity as the Chief Geologist of CF Industries Holdings, Inc., a Delaware corporation (the “Parent”), and not individually, have been asked to deliver this certificate to Morgan Stanley & Co. LLC and Goldman, Sachs & Co. (the “Representatives”), as representatives of the several underwriters, pursuant to Section 5(e) of the Underwriting Agreement (the “Underwriting Agreement”), dated March 6, 2014, among CF Industries, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Issuer”), the Parent and the Representatives.

1.             I am providing this certificate in connection with the offering by the Issuer of $750,000,000 aggregate principal amount of 5.150% Senior Notes due 2034 (the “2034 Notes”) and $750,000,000 aggregate principal amount of 5.375% Senior Notes due 2044 (together with the 2034 Notes, the “Notes”), pursuant to a registration statement on Form S-3, filed April 22, 2013 (the “Registration Statement”), as described in the preliminary prospectus supplement dated March 6, 2014 (the “Preliminary Prospectus Supplement”) and the final prospectus supplement dated March 6, 2014 (the “Final Prospectus Supplement”).

2.             I or members of my staff who are responsible for providing estimates of phosphate rock reserves for the Parent have carried out procedures designed to provide reasonable assurance as to the accuracy of the data included in the attached Exhibit A, which is included in or incorporated by reference into the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, respectively.

3.             The estimates of the Parent’s phosphate rock reserves have been prepared in accordance with Industry Guide 7 promulgated by the Securities Exchange Commission (the “Commission”) and in a manner consistent and in compliance with the standards and definitions pertaining to the reporting of mineral reserves promulgated by the Commission.

4.             I have supervised the compilation of and reviewed the circled information contained in the attached Exhibit A, and such information is, to the best of my knowledge and belief, true and correct in all material respects.

This certificate is being furnished to the Representatives, as representatives of the several underwriters, relating to the offering of the Notes, solely to assist them in conducting their investigation of the Parent and its subsidiaries in connection with the offering of the Notes. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Parent other than in connection with any matter arising out of such review.

[Remainder of the page intentionally left blank.]

A-1

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.

By:
	Name:	William W. Stewart
	Title:	Chief Geologist

A-2

EXHIBIT B

CF Industries, Inc.

Final Term Sheet

March 6, 2014

Issuer:	CF Industries, Inc.

Guarantor:	CF Industries Holdings, Inc.

Trade Date:	March 6, 2014

Settlement Date:	March 11, 2014 (T+3)

Joint Book- Running Managers:	Morgan Stanley & Co. LLC Goldman, Sachs & Co.

Senior Co-Managers:	BMO Capital Markets Corp. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. RBC Capital Markets, LLC

Title of Securities:	5.150% Senior Notes due 2034	5.375% Senior Notes due 2044

Principal Amount:	$750,000,000	$750,000,000

Offering Price:	99.480%	99.748%

Coupon:	5.150%	5.375%

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2014	March 15 and September 15, commencing September 15, 2014

Date of Maturity:	March 15, 2034	March 15, 2044

Yield to Maturity:	5.192%	5.392%

Spread to Maturity:	152 basis points	172 basis points

Benchmark Treasury:	UST 3.750% due November 2043	UST 3.750% due November 2043

Benchmark Yield:	3.672%	3.672%

Make-Whole Call:	Treasury + 25 basis points	Treasury + 30 basis points

B-1

Underwriting Discount:	0.875%	0.875%

CUSIP No./ISIN:	CUSIP No.: 12527G AF0	CUSIP No.: 12527G AE3

	ISIN: US12527GAF00	ISIN: US12527GAE35

Affiliates of Morgan Stanley & Co. LLC act as administrative agent, as an issuing bank and as a lender under our amended credit agreement. Affiliates of BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC act as lenders under our amended credit agreement. Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, will serve as trustee under the indentures governing the notes.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and accompanying prospectus relating to this offering if you request it by contacting Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or prospectus@morganstanley.com or Goldman, Sachs & Co. toll-free at 1-866-471-2526 or prospectus-ny@ny.email.gs.com.

This communication should be read in conjunction with the preliminary prospectus supplement, dated March 6, 2014, and the accompanying prospectus, dated April 22, 2013. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in the preliminary prospectus supplement and the accompanying prospectus.

B-2